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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 30, 1999 included in Learn2.com, Inc.'s Registration Statement No. 333-82039 filed on Form S-4 and our report dated March 17, 1999 included in Learn2.com, Inc.'s (formerly known as 7th
Level, Inc.) Form 10-K/A for the year ended December 31, 1998 and into the Learn2.com, Inc.'s previously filed Registration Statements No. 333-64365, 333-69861, 333-80357 and 333-90983 on Form S-3 and Registration Statements
No. 333-92697, 333-83695, 333-65525, 333-10341, 333-10339, and 333-92697 on
Form S-8.

                                          ARTHUR ANDERSEN LLP

New York, New York
February 21, 2000